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                                                                   Exhibit 10.11

                          EASTWIND STOCKHOLDER'S TRUST

         This Eastwind Stockholder's Trust (the "Trust") is made the 7th day of December 1998, by and between THE EASTWIND GROUP, INC., a Delaware corporation (the "Company"), and PAUL A. DEJULIIS, an individual, acting as Trustee (the "Trustee") of the Trust.

                                   BACKGROUND

         Pursuant to the Share Exchange Agreement between the Company and ConMat Technologies, Inc. ("ConMat") the Company has received 1,000,000 shares of ConMat Common Stock ("ConMat Common Stock" or the "Stock"). The Board of Directors of the Company has authorized and declared the distribution of the ConMat Common Stock to its stockholders as a dividend ("Dividend") Pursuant to the Share Exchange Agreement, ConMat has agreed to register the ConMat Common Stock for resale under the Securities Act of 1933, as amended (the "Act"). Actual payment of the ConMat Common Stock is conditioned upon the effectiveness of such registration statement under the Act ("Effective Date"), as well as the Company having sufficient surplus as required under Section 170 of the Delaware Corporation Law, and having obtained all required consents of any third parties to the payment of the Dividend.

         Pending payment of the Dividend, the ConMat Common Stock shall be assigned and delivered by the Company to the Trust according to the terms and conditions contained herein to be held for the benefit of the Company's stockholders.

                                 TRUST AGREEMENT

         NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:


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         1. Assignment of ConMat Common Stock. At the time of execution and delivery of this Trust, the Company has assigned and delivered to the Trustee the stock certificate representing the ConMat Common stock.

         2. Ownership Rights; Trustee's Powers.

                  2.1 The ConMat Common Stock shall be held in the Trust by the Trustee for the sole and exclusive benefit of the Company's common stockholders pursuant to all of the terms and conditions hereof. All of the ownership rights of the Company in connection with the ConMat Common Stock shall be held by the Trustee. The ownership rights shall include any voting rights and rights to any distributions on account of and attributable to the Stock. The Company hereby grants to Trustee an irrevocable proxy to vote the Stock.

                  2.2 The Trustee shall have power to do all such other things and execute all such instruments as are necessary, proper or desirable in order to carry out the above-referenced activities of the Trust, including, but not limited to, delivery to the Trustee of a written proxy in favor of Trustee to vote the Stock at any Company stockholder's meeting or action where the consent of stockholders is required.

                  2.3 The Trustee shall be entitled, from time to time, to collect and receive all dividends and all other distributions in respect of the ConMat Common Stock, whenever paid or made ("Distributions"). Said Distributions shall be received by, the Trustee in Trust for the benefit of the Company's stockholders and be released as provided in Section 4 herein. If the Company receives any Distributions, the Company will immediately assign, transfer and deliver such Distributions to the Trustee.


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         3. Prohibition on Transfer. Except as specifically provided herein, all
Trust assets, including the ConMat Common Stock and any Distributions shall not be sold, pledged, hypothecated, or transferred, directly or indirectly, by the Trustee, and shall be released by the Trustee only as prescribed in Sections 4 or 5 herein.

         4. Release of Trust Assets. Upon receipt by the Trustee of an appropriate instruction from the Company's Board of Directors, the Trustee shall assign and deliver the ConMat Common Stock and all other Distributions to the Company's transfer agent or to the Company's stockholders in payment of the Dividend. Prior to releasing the Stock or the Distributions, the Trustee may require appropriate certifications from the Company.

         5. Termination. This Trust shall be terminated upon the earlier occurrence of the following:

                  (a) the receipt of notice by the Trustee from the Company's Board of Directors authorizing the release of the Stock and Distributions in payment of the Dividend as prescribed in Section 4 herein; or

                  (b) the receipt of notice by the Trustee from the Company's Board of Directors stating that the Effective Date has not Occurred by July 11 2000; or

                  (c) the receipt of a final Court order or upon the written agreement by the Trustee and The Budd Company indicating that this Trust is a Restricted Distribution as such term is defined under the Surety Agreement dated March 10, 1995, from the Company in favor of The Budd Company.

         If the Trustee receives notice pursuant to subparagraph (a), the Stock and any Distributions shall be distributed as set forth in Section 4 hereof. If the Trustee receives notice

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pursuant to subparagraphs (b) or (c) hereof, the Stock and any Distributions shall be delivered to the Company by the Trustee.

         6.       Trustee's Duties and Obligations.

                  6.1 The duties and obligations of the Trustee shall be determined solely by the express provisions of this Trust and the Trustee shall not be liable for the performance of such duties and obligations, except as specifically set forth in this Trust.

                  6.2 The Trustee shall not be responsible in any manner whatsoever for any failure or inability of the Company, or any third party, to perform or comply with any of the provisions of this Trust.

                  6.3 The Trustee shall not be liable for any error of judgment, or any action taken or omitted to be taken hereunder, except in the case of his gross negligence or willful misconduct, nor shall he be liable for the misconduct of any employee or agent appointed by him who shall have been selected with reasonable care.

         7. Indemnification of Trustee. The Company agrees to indemnify the Trustee and hold the Trustee harmless from any liability or expenses incurred (including counsel fees) on the part of the Trustee arising out of or in connection with the acceptance or administration by the Trustee of his duties hereunder, including the fees, costs and expenses of defending himself against any claims of liability hereunder.

         8. Successor Trustee. In the event the Trustee is no longer able or willing to serve, the Company shall have the exclusive right to appoint a successor Trustee who shall be bound by the terms and conditions set forth herein.

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         9. UCC-1 Filing. The company hereby grants to the Trustee a security interest in the Stock and Distributions to evidence this Trust. The parties hereto shall file appropriate UCC-1 Financing Statements evidencing the Trust arrangement created herein with the Secretary of the Commonwealth of Pennsylvania and the County of Philadelphia, Pennsylvania.

         10. Stockholders Benefit. The Trust is created to insure that the ConMat Common Stock is available for distribution to the Company's stockholders as a dividend following the Effective Date and is intended to presently and immediately transfer a beneficial interest therein to such stockholders. Creditors of the Company shall have no right or claim to any Trust assets including the stock or any Distributions, and the Trustee shall take such action as shall be necessary to protect the stockholders' interest in the Stock and any Distributions. Any and all expenses incurred by the Trustee in communication therewith, including attorneys' fees, may be charged against and satisfied from the Stock or Distributions.

         11. Notices. All notices required or permitted hereunder from either of the parties hereto to the other must be in writing and sent by certified mail, return receipt requested, postage prepaid or by overnight mail service with receipt postage prepaid. Notice shall be addressed to the parties as follows:

                  To the Company:

                  The Eastwind Group, Inc.
                  275 Geiger Road
                  Philadelphia, PA, 19115
                  Attn: Mr. William B. Miller,
                        Senior Vice President


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                  To the Trustee:

                  Mr. Paul A. DeJuliis
                  1110 Daniel Davis Drive
                  West Chester, PA 19382

Either party may at any time, by notice given as aforesaid, change the address to which notices shall be sent.

         12. Binding Effect. This Trust shall inure to the benefit of and shall be binding upon the respective heirs, personal representatives, successors and legal assigns of the parties hereto.

         13. Choice of Law. This Trust shall be construed in accordance with and shall be governed by the laws of the state of Delaware without regard to its conflict of law rules. Wherever possible, each provision of the Trust shall be interpreted in such manner as to be effective and valid, but if any provision shall be ineffective or invalid, such ineffectiveness or invalidity shall extend only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Trust.

         14. Further Assurances. Each of the parties hereto shall hereafter execute and deliver such further documents and instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Trust and as are not inconsistent with the terms hereof.


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         IN WITNESS WHEREOF, the parties hereto, have executed and delivered this Trust the day and year above written.


                                   THE EASTWIND GROUP, INC.



                                   By: /s/ William B. Miller
                                       -------------------------------
                                            William B. Miller,
                                            Senior Vice President



                                        /s/ Paul A. DeJuliis
                                       --------------------------------
                                            PAUL A. DEJULIIS,
                                            Trustee


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